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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 2004, except for Note 15, as to which the date is March 5, 2004, relating to the financial statements and financial statement schedule, which appears in Bell Microproducts Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
San Jose, California
November 23, 2004


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